UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2018

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue, Suite 800
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Frederick W. Telling

On September 18, 2018, the Board of Directors (the “Board”) of CTI BioPharma Corp. (the “Company”) accepted Dr. Telling’s resignation from the Board, effective immediately after the next regularly scheduled Board meeting, which is scheduled to occur on December 13, 2018 (the “Resignation Date”). Additionally, the Board accepted Dr. Telling’s resignation from the Nominating and Governance Committee of the Board (the “Nominating Committee”), effective immediately. Dr. Telling will also step down from his role as Chairman of the Audit Committee of the Board (the “Audit Committee”), and will continue to serve as a member of the Audit Committee until the earlier of the Resignation Date or the appointment of Dr. Telling’s replacement by the Board. Director Michael Metzger will assume the role as Audit Committee Chairman.

In connection with Dr. Telling’s departure, and in recognition of his long-standing service and contributions to the Company, the Board approved (1) the acceleration of vesting of all of Dr. Telling’s shares subject to the option granted May 17, 2018 and (2) grant him an additional stock option to purchase 60,000 shares under the Company’s 2017 Equity Incentive Plan (the “Stock Plan”), with an exercise price equal to $1.88, the closing price of the Company’s common shares as reported by The Nasdaq Stock Market LLC on the date of grant. The options will vest and become exercisable following the Resignation Date.

Compensatory Arrangements of Certain Officers

On September 18, 2018, the Board met and, based upon recommendation from the Compensation Committee, approved stock option grants pursuant to the Stock Plan for certain of the Company’s executive officers as set forth in the table below.

Name	Title	Option Grant (in shares)(1)
Adam R. Craig, M.D., Ph.D.	President, Chief Executive Officer	600,000(2)
Bruce Seeley	Chief Operating Officer	125,000(3)
David H. Kirske	Chief Financial Officer	125,000(3)

(1)
The stock options granted to each of the executives set forth in the table above have an exercise price equal to $1.88, the closing price of the Company’s common shares as reported by The Nasdaq Stock Market LLC on September 18, 2018.

(2)
The stock option will vest in six equal semi-annual installments over a three-year period commencing on September 18, 2018 subject to continued employment with the Company through the applicable vesting dates, such that the option will be fully vested on September 18, 2021.

(3)
The award recipient will receive a bonus, payable in non-qualified options for shares of common stock, with each such stock option to vest 100% only upon the Compensation Committee's certification of the European Medicines Agency approval of the Marketing Authorization Application for Pacritinib, assuming that such approval occurs no later than September 30, 2019.

In addition, on September 18, 2018, the Board met and, based upon recommendation from the Compensation Committee, approved cash incentives for certain of the Company’s executive officers as set forth in the table below, with each cash incentive to be paid only upon the Compensation Committee's certification of the European Medicines Agency approval of the Marketing Authorization Application for Pacritinib, assuming that such approval occurs no later than September 30, 2019.

Name	Title	Cash Incentive (% of Annual Salary)
Adam R. Craig, M.D., Ph.D.	President, Chief Executive Officer	55
Bruce Seeley	Chief Operating Officer	20
David H. Kirske	Chief Financial Officer	17.5

Item 8.01 Other Events

As a result of Dr. Telling’s resignation from the Nominating Committee, the size of the Nominating Committee was reduced from three to two members. Following Mr. Metzger’s appointment to Chairman of the Audit Committee, as described above, the membership on the three standing committees of the Board is as follows:

Audit Committee	Nominating and Governance Committee	Compensation Committee
Michael A. Metzger (Chairman)	Reed V. Tuckson, M.D., F.A.C.P. (Chairman)	David R. Parkinson, M.D. (Chairman)
Reed V. Tuckson, M.D., F.A.C.P	Laurent Fischer, M.D.	Laurent Fischer, M.D.
Frederick W. Telling, Ph.D.		Matthew D. Perry

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.
Date: September 21, 2018	By:	/s/ David H. Kirske
David H. Kirske
Chief Financial Officer